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                                                                     EXHIBIT 11

                          INTERRA FINANCIAL AND SUBSIDIARIES
                        COMPUTATION OF NET EARNINGS PER SHARE
                 (UNAUDITED, IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)


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

                                                               THREE MONTHS ENDED            NINE MONTHS ENDED
                                                                  SEPTEMBER 30,                 SEPTEMBER 30,
                                                             ----------------------      -------------------------
                                                               1997           1996          1997           1996
                                                             --------      ---------     ----------     ----------
Primary earnings per share:
   Net earnings. . . . . . . . . . . . . . . . . . . . .     $  7,056      $  12,990      $  33,948      $  41,098
                                                             --------      ---------      ---------      ---------
                                                             --------      ---------      ---------      ---------
Average number of common and common
equivalent shares outstanding:
   Average common shares outstanding . . . . . . . . . .       12,294         12,155         12,260         12,121
   Stock options . . . . . . . . . . . . . . . . . . . .          718            511            707            453
   Shares credited to deferred compensation
      Plan participants. . . . . . . . . . . . . . . . .          214            111            199             92
                                                             --------      ---------      ---------      ---------
                                                               13,226         12,777         13,166         12,666
                                                             --------      ---------      ---------      ---------
                                                             --------      ---------      ---------      ---------
Primary earnings per share . . . . . . . . . . . . . . .     $    .53      $    1.02      $    2.58      $    3.24
                                                             --------      ---------      ---------      ---------
                                                             --------      ---------      ---------      ---------
Earnings per share assuming
full dilution:
   Net earnings. . . . . . . . . . . . . . . . . . . . .     $  7,056      $  12,990      $  33,948      $  41,098
                                                             --------      ---------      ---------      ---------
                                                             --------      ---------      ---------      ---------
Average number of common and common
equivalent shares outstanding:
   Average common shares outstanding . . . . . . . . . .       12,294         12,155         12,260         12,121
   Stock options . . . . . . . . . . . . . . . . . . . .          892            654            921            676
   Shares credited to deferred compensation
      Plan participants. . . . . . . . . . . . . . . . .          214            111            199             92
                                                             --------      ---------      ---------      ---------
                                                               13,400         12,920         13,380         12,889
                                                             --------      ---------      ---------      ---------
                                                             --------      ---------      ---------      ---------
Fully diluted earnings per share . . . . . . . . . . . .     $    .53      $    1.01      $    2.54      $    3.19
                                                             --------      ---------      ---------      ---------
                                                             --------      ---------      ---------      ---------
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